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                                                                  EXHIBIT 10.25


                            MODIFICATION AGREEMENT


     THIS MODIFICATION AGREEMENT (the "Agreement") is made as of the 12th day of April, 1996 between BROADWAY & SEYMOUR, INC., a Delaware corporation (the "Borrower"), and NATIONSBANK, N.A. (the "Bank").

                            INTRODUCTORY STATEMENT


    Borrower and the Bank are parties to a Pledge Agreement dated October 14, 1994 (the "Pledge Agreement"). The Bank and the Borrower have entered into a Modification, Forbearance and Waiver Agreement of even date herewith (the "Forbearance Agreement") pursuant to the terms of which the Borrower has agreed, inter alia, to grant to the Bank a security interest in the capital stock of Elite Information Systems, Inc. (formerly, Elite Data Processing, Inc.) ("Elite").

     NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained and as described in the Pledge Agreement between the Borrower and the Bank dated October 14, 1994 (the "Pledge Agreement") and in the Forbearance Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, each to the other, the parties do hereby agree as follows:

     1. Effect of Agreement. This Agreement shall modify and amend the Pledge Agreement as set forth herein. Except as expressly modified hereby, the Pledge Agreement, including without limitation each representation, warranty and covenant contained therein, shall be and remain in full force and effect.

     2. Defined Terms. Except as otherwise provided herein, all capitalized, undefined terms used herein shall have the meanings assigned thereto in the Pledge Agreement.

     3. Amendment of Pledge Agreement. The Pledge Agreement is hereby amended as follows:

         (a) To provide that the term "Pledged Shares" shall include all of the shares of stock of Elite described on Schedule 1 hereto (the "Elite Shares"), and the Borrower does hereby pledge to the Bank and grant to the Bank a security interest in all of the Borrower's right, title and interest in and to the following, whether now owned or hereafter acquired:

               (i) The Elite Shares and the certificates representing such shares, and all dividends, cash, instruments and other property from time received, receivable or otherwise distributed in respect of or in exchange for any and all of such shares;









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            (ii)  All additional shares of stock of Elite from time to time acquired by the Borrower in any manner, and the certificates representing such additional shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional shares; and

            (iii) All proceeds of any and all of the foregoing (including, without limitation, proceeds that constitute property of the types described above).

          (b) To provide that the Elite Shares, together with all of the other property interests described in subparagraphs 3(a) (i) - (iii) shall constitute part of the Pledge Collateral (as defined in the Pledge Agreement).

          (c) To provide that the pledge of the Elite Shares shall secure the payment of all of the Obligations (as defined in the Pledge Agreement).

     4. Representations and Warranties. The Borrower represents and warrants as follows:

          (a) The Elite Shares have been duly authorized and validly issued and are fully paid and non-assessable.

          (b) The Borrower is the legal and beneficial owner of the Elite Shares free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement.

          (c) The pledge of the Elite Shares pursuant to this Agreement creates a valid and perfected first priority lien on and security interest in such shares, enforceable against all third parties and securing the payment of the Obligations.

          (d) No consent of any other Person or entity and no authorization, approval, or other action by, and no notice to or filing with, any governmental, administrative or judicial authority or regulatory body and no payment of any stamp or similar tax on, or in respect of, this Agreement is necessary or advisable (i) for the pledge by the Borrower of the Elite Shares pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Borrower, (ii) for the perfection or maintenance of the security interest created hereby (including the first priority nature of such security interest) or (iii) for the exercise by the Bank of the voting or other rights provided for in this Agreement or the remedies in respect of the Elite Shares pursuant to this Agreement (except as may be required in connection with any disposition of any portion of the Elite Shares by



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     laws affecting the offering and sale of securities generally).

     5. Conditions Precedent. The effectiveness of this Agreement is subject to the Borrower's having delivered to the Bank all certificates or instruments representing or evidencing the Elite Shares, together with duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Bank.

     6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without reference to the conflicts or choice of law principles thereof.

     7. Counterparts. This Agreement may be executed in separate counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument.

     8. Conflicting Terms. In the event of any conflict or inconsistency between the terms of this Agreement and the Pledge Agreement, this Agreement shall control.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, all as of the day and year first above written.


                                    BROADWAY & SEYMOUR, INC.


                                    By: /s/ David A. Finley
                                       ------------------------------------
                                       Name:    David A. Finley
                                       Title:   Executive Vice President
                                                and Chief Financial Officer

                                    NATIONSBANK, N.A.

                                    By: /s/ P.J. Phillippi
                                       ------------------------------------
                                       Name:    P.J. Phillippi
                                       Title:   Sr VP



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                                  SCHEDULE 1
                                  ----------

                    Class of           Certificate           Name
Issuer               Stock               No.(s).           of Shares
- - ------              -------            -----------         --------


Elite Data          Non-Voting              2               10,000
Processing, Inc.    Preferred

Elite Data          Common                 21               10,600
Processing, Inc.